UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   May 4, 2005
                                                -------------------------------
                          EMISPHERE TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

       DELAWARE                    1-10615                      13-3306985
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(State or other jurisdiction     (Commission                   (IRS Employer
      of incorporation)          File Number)               Identification No.)

            765 Old Saw Mill River Road Tarrytown, New York             10591
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                (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code  (914) 347-2220
                                                   -----------------------------

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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On April 28, 2005, Emisphere Technologies, Inc. (the "Company") and Michael M. Goldberg, M.D. entered into an amended and restated employment agreement (the "Revised Agreement"). The Revised Agreement amends and restates the employment agreement by and between the Company and Dr. Goldberg dated as of July 31, 2000, as amended through January 19, 2005 (the "Old Agreement"). Dr. Goldberg is Chairman of the Board of Directors and Chief Executive Officer of the Company.

      The Revised Agreement is filed as an exhibit to this Form 8-K. The following is a summary of the principal changes from the Old Agreement:

o The initial term of the Revised Agreement will end on July 31, 2007, with a one-year extension unless either party provides notice to the contrary at least 90 days prior to the end of the initial term.
o Dr. Goldberg's annual base salary will be at least $524,000. Automatic annual increases have not been retained in the Revised Agreement.
o Pursuant to the Revised Agreement, on April 28, 2005, Dr. Goldberg received a grant of options to purchase 200,000 shares of Company common stock with an exercise price of $3.46 per share (the fair market value of a share on the date of grant), subject to vesting in five annual installments.
o Certain changes have been made to the definitions of "cause" and "good reason."
o The Revised Agreement continues to provide that a prior year's accrued but unpaid bonus will be paid in the event of death, disability or a good reason or without cause termination and that a pro rata bonus may be paid in the event of death or disability. However, other provisions in the Old Agreement regarding the payment of pro rata bonuses, payment of accrued but unpaid bonuses, vesting of restricted or deferred stock or SERP benefits, and settlement of deferred compensation, in each case upon certain terminations of employment, have not been retained in the Revised Agreement.
o Upon termination of Dr. Goldberg's employment without cause or for good reason, he will receive, in 18 monthly payments (rather than 24 in the Old Agreement), severance equal to one twelfth of the sum of his annual base salary and the average of his actual annual bonuses for the two prior years. If such a termination occurs within two years after a change in control, he will receive a lump sum severance payment equal to 2 times that annual amount (rather than 3 times in the Old Agreement).
o Dr. Goldberg's agreement not to compete with the Company will not terminate upon a change in control.
o Subject to certain specified conditions, the Company and Dr. Goldberg will cooperate in good faith regarding payments with respect to the promissory note entered into between Dr. Goldberg and the Company dated July 31, 2000.

The above summary is qualified in its entirety by reference to the Revised Agreement filed as Exhibit 10.1 to this report.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                           EMISPHERE TECHNOLOGIES, INC.

                                           By: /s/ Elliot M. Maza
                                              ---------------------------
                                           Name: Elliot M. Maza
                                           Title: Chief Financial Officer

Date: May 4, 2005



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                                  EXHIBIT INDEX

Exhibit No. Description

10.1 Amended and Restated Employment Agreement entered into as of April 28, 2005 by and between Emisphere Technologies, Inc. and Michael M. Goldberg, M.D.


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                                                              EXHIBIT NO. 10. 1

                                                                 EXECUTION COPY

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

AGREEMENT, made and entered into as of the 28th day of April, 2005 by and between Emisphere Technologies, Inc., a Delaware corporation with principal offices at 765 Old Saw Mill River Road, Tarrytown, New York 10591 (together with its successors and assigns, "EMISPHERE"), and Michael M. Goldberg, M.D. (the "EXECUTIVE").

                              W I T N E S S E T H:

WHEREAS, Emisphere desires to continue to employ Executive pursuant to an agreement embodying the terms of such employment (this "AGREEMENT") and Executive desires to enter into this Agreement and to continue in such employment, subject to the terms and provisions of this Agreement, which amends and restates the Employment Agreement entered into as of July 31, 2000 by and between Emisphere and Executive, as amended through January 19, 2005 (the "PRIOR AGREEMENT");

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, Emisphere and Executive (individually a "PARTY" and together the "PARTIES") agree as follows:

1.   DEFINITIONS.

     (a) "ACTUAL ANNUAL INCENTIVE" means the average of the actual annual incentives paid to Executive for the two fiscal years ended immediately prior to the fiscal year in which the Termination Date occurs.

     (b) "BASE SALARY" shall have the meaning set forth in Section 4.

     (c) "BOARD" shall have the meaning set forth in Section 3(a).

     (d) "CAUSE" shall have the meaning set forth in Section 10(b).

     (e) "CHANGE IN CONTROL" shall have the meaning set forth in Section 10(c).

     (f) "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     (g) "COMMITTEE" shall have the meaning set forth in Section 4.

     (h) "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 11(c).

     (i) "EFFECTIVE DATE" shall have the meaning set forth in Section 2(a).


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     (j) "MONTHLY CONTINUATION PAYMENTS" shall have the meaning set forth in
Section 10(c).

     (k) "ORIGINAL TERM" shall have the meaning set forth in Section 2(a).

     (l) "RENEWAL TERM" shall have the meaning set forth in Section 2(a).

     (m) "SECTION 409A" shall have the meaning set forth in Section 10(c).

     (n) "SEVERANCE PERIOD" shall have the meaning set forth in Section 10(c)(ii) below, except as provided otherwise in Section 10(e).

     (o) "SUBSIDIARY" shall have the meaning set forth in Section 11(d).

     (p) "TERM" shall have the meaning set forth in Section 2(a).

     (q) "TERMINATION BY EXECUTIVE FOR GOOD REASON" shall have the meaning set forth in Section 10(c).

     (r) "TERMINATION WITHOUT CAUSE" shall have the meaning set forth in Section 10(c).

2. TERM OF EMPLOYMENT. The term of Executive's employment under this
Agreement shall commence on the date of this Agreement (the "EFFECTIVE DATE") and end on July 31, 2007 (the "ORIGINAL TERM"), unless terminated earlier in accordance herewith or extended in accordance with this section. The Original Term shall be automatically renewed for a one-year term (the "RENEWAL TERM") unless at least 90 days prior to the expiration of the Original Term or the Renewal Term, either Party notifies the other Party in writing that he or it is electing to terminate this Agreement at the expiration of the then current Term. "TERM" shall mean the Original Term and, unless the agreement is terminated prior to its commencement, the Renewal Term. If a Change in Control shall have occurred during the Term, notwithstanding any other provision of this section, the Term shall not expire earlier than two years after such Change in Control.

3. POSITION, DUTIES AND RESPONSIBILITIES.

     (a) GENERALLY. Executive shall serve as the Chairman of the Board of Directors (the "BOARD") and Chief Executive Officer ("CEO") of Emisphere, subject to the limitations set forth in the final paragraph of the definition of Termination by Executive for Good Reason contained in Section 10(c). For so long as he is serving on the Board, Executive agrees to serve on any Board committee to which he is elected. In any and all such capacities, Executive shall report solely to the Board. Executive shall have and perform such duties, responsibilities, and authorities as are customary for the Chairman and CEO of corporations of similar size and businesses as Emisphere as they may exist from time to time and as are consistent with such positions and status. It is expressly acknowledged that Executive may not terminate the employment of a Chief Financial Officer or Chief Operating Officer of Emisphere without prior written Board approval. Executive shall devote substantially all of his business time and attention (except for periods of vacation or absence due to illness), and his best efforts, abilities, experience, and talent to the positions of Chairman and CEO of Emisphere.


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     (b) OTHER ACTIVITIES. Anything herein to the contrary notwithstanding, nothing in this Agreement shall preclude Executive from (i) serving on the boards of directors of a reasonable number of other corporations, trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities under this Agreement.

     (c) PLACE OF EMPLOYMENT. Executive's principal place of employment shall be at Emisphere's corporate offices.

     (d) ANNUAL OBJECTIVES. Executive acknowledges that the Board, in consultation with Executive, will establish annual objectives for Executive. Executive agrees to use his best efforts to substantially achieve these annual objectives, provided, however, that the failure to achieve these annual objectives shall not, by itself, constitute a breach of this Agreement and shall not, by itself, give rise to a termination for Cause.

4. BASE SALARY. Executive shall be paid an annualized salary ("BASE SALARY"), payable in accordance with Emisphere's regular payroll practices, of not less than $524,000, subject to review for increase on an annual basis at the discretion of the Board's Compensation Committee (the "COMMITTEE").

5. ANNUAL INCENTIVE AWARDS. Executive will be eligible to participate in Emisphere's annual incentive compensation plan (if established by the Board at its discretion) based on Emisphere's performance against performance objectives established within the first 90 days of each fiscal year, as determined by the Committee. Nothing in this Section 5 will guarantee to Executive any specific amount of incentive compensation. Payment of annual incentive awards shall be made to Executive by Emisphere at the same time that other senior-level executives receive their annual incentive awards.

6. LONG-TERM INCENTIVE PROGRAMS. Executive shall be eligible to participate in Emisphere's long-term incentive compensation programs (including stock options and stock grants). On the Effective Date (or as soon as practicable thereafter), the Committee shall grant Executive a stock option to purchase 200,000 shares of Emisphere common stock with an exercise price equal to the fair market value of the common stock on the grant date. Such stock options shall be subject to the terms of the applicable plan and option agreement and shall vest in equal annual installments over five years commencing on the Effective Date, subject to Executive's continued employment through the applicable vesting date.

7. EMPLOYEE BENEFIT PROGRAMS.

     (a) GENERAL BENEFITS. During the Term, Executive shall be entitled to participate in such employee pension and welfare benefit plans and programs of Emisphere as are made available to Emisphere's senior-level executives or to its employees generally, as such plans or programs may be in effect from time to time, including without limitation, each of the following: health, medical, dental, long-term disability, travel accident and life insurance plans.


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     (b) VACATION. Executive shall be entitled to six weeks of vacation for each year he is employed with Emisphere and to a reasonable number of other days off for religious and personal reasons.

8. INVENTIONS.

     (a) If at any time during the Term, Executive shall invent, discover, or devise, either by himself or jointly with any other person, any invention, design, idea or any other form of intangible property (together "INVENTION") which relates to, or is connected or capable of being utilized, directly or indirectly, in connection with any trade or business being conducted at the time by Emisphere or any Subsidiary or affiliate, the Invention shall, to the extent of Executive's entire interest, be the sole property of Emisphere, and Emisphere shall have the exclusive right to use, adapt or patent (or not to do so) the same, as determined by Emisphere in its sole and absolute discretion. Executive shall immediately communicate to Emisphere the full details of any such Invention and if Emisphere applies for a patent in respect of such Invention, it shall make the patent application in the joint names of Emisphere and Executive and Executive shall concur in applying for such Invention patent, and, at Emisphere's sole expense, shall prepare all necessary specifications and drawings and give every assistance in Executive's power to procure the patent grant. Executive's interest in any such patent when granted shall be unconditionally and irrevocably assigned to Emisphere.

     (b) Executive shall, both during and after the Term, at Emisphere's request and sole expense, do all reasonable acts and things and shall execute all documents that Emisphere may consider necessary or desirable to make such Invention available to Emisphere and to perfect and defend Emisphere's title to the Invention, and Executive irrevocably appoints Emisphere as his attorney and agent and in his name and/or on his behalf to sign, execute or otherwise complete any deed or document and to do all acts and things that Emisphere may consider necessary or expedient for purposes of this Section 8.

9. REIMBURSEMENT OF BUSINESS AND OTHER EXPENSES.

     (a) GENERALLY. Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, and Emisphere shall promptly reimburse him for all business expenses incurred in connection therewith, subject to documentation in accordance with Emisphere's applicable policies.

     (b) FINANCIAL. During the Term, Emisphere shall reimburse Executive, upon demand, for out-of-pocket expenses incurred in connection with personal financial planning and tax preparation up to a maximum of $15,000 per annum.

     (c) AUTOMOBILE. During the Term, Emisphere shall pay or reimburse Executive, at his option, for the expenses of Executive's automobile up to a maximum of $1,000 a month.

     (d) LIFE INSURANCE. During the Term, Emisphere shall pay on Executive's behalf, or reimburse Executive for, $50,000 per annum towards life insurance coverage.

     (e) LEGAL FEES. Emisphere shall pay or promptly reimburse Executive for reasonable attorney's fees (billed at standard, non-premium rates) and disbursements reasonably incurred by


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Executive in connection with the negotiation, documentation and implementation of this Agreement and the Promissory Note described in Section 21 below, up to a maximum of $40,000.

10. TERMINATION OF EMPLOYMENT.

     (a) TERMINATION DUE TO EXECUTIVE'S DEATH OR DISABILITY. In the event Executive's employment with Emisphere is terminated due to his death or Disability, Executive, his estate or his beneficiaries, as the case may be, shall be entitled to and their sole remedies under this Agreement shall be:

         (i) Base Salary through the date of death or date of termination of Executive's employment by Emisphere ("TERMINATION DATE") for Disability, payable in a cash lump sum no later than 15 days following the Termination Date;

         (ii) pro rata annual incentive award (if any) for the year in which Executive's death or termination for Disability occurs, as determined by the Committee in good faith at the conclusion of the fiscal year in which Executive dies or is terminated for Disability, payable in a cash lump sum no later than 15 days after such determination;

         (iii) the balance of any incentive awards (if any) earned as of December 31 of the prior year (but not yet paid), payable in a cash lump sum no later than 15 days following the Termination Date; and

         (iv) other or additional benefits then due or earned in accordance with applicable plans and programs of Emisphere.

For purposes of this Section 10(a), the term "DISABILITY" means any illness or incapacity which prohibits Executive from rendering services of the character as contemplated hereunder (i) for a period of 180 consecutive days, or (ii) which is expected to result in Executive's death or be of indefinite duration.

     (b) TERMINATION BY EMISPHERE FOR CAUSE.

         (i)   "CAUSE" shall mean:

               A. Executive's refusal or failure to carry out specific Board directive(s) which are of a material nature and consistent with his status as Chairman and CEO;

               B. Executive's refusal or failure to perform a material part of his duties hereunder;

               C. commission by Executive of a material breach of this Agreement;


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               D.   Executive's conviction of any felony (or plea of guilty or
                    NOLO CONTENDERE thereto) that involves moral turpitude or that adversely affects Emisphere;

               E. willful misconduct by Executive with regard to Emisphere or its subsidiaries or their affiliates, assets, businesses or employees;

               F. Executive commits a fraudulent or dishonest act in his relations with Emisphere or its subsidiaries or affiliates ("DISHONEST" for this purpose means Executive's knowing or reckless material statement or omission for his own benefit); or

               G. any failure of Executive to timely repay principal or future interest when due in accordance with the terms of the promissory note entered into with Emisphere, dated July 31, 2000, or accrued interest on such principal amount following a demand by Emisphere therefor on reasonable terms;

         (ii) A termination for Cause shall not take effect unless the provisions of this paragraph (ii) are complied with. Executive shall be given written notice by Emisphere of its intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within 90 days of Emisphere's learning of such act or acts or failure or failures to act. Executive shall have 10 business days after the date that such written notice has been given to him in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, Executive shall then be entitled to appear at a special hearing before the Board that is held for the purpose of determining whether Cause exists. Such hearing shall be held within 25 days of such notice to Executive, provided he requests such hearing within 10 days of the written notice from Emisphere stating its intention to terminate him for Cause. If, within five
               (5) days following such hearing, Executive is furnished written notice by the Board confirming that, in its good faith judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

         (iii) In the event Emisphere terminates Executive's employment for Cause, he shall be entitled to and his sole remedies under this Agreement shall be:

               A. Base Salary through the Termination Date, payable in a cash lump sum no later than 15 days following the Termination Date; and

               B. other or additional benefits then due or earned in accordance with Emisphere's applicable plans or programs.

     (c) TERMINATION WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON PRIOR TO CHANGE IN CONTROL. In the event Executive's employment with Emisphere is terminated without Cause


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(which termination shall be effective as of the date specified by Emisphere in a written notice to Executive), other than due to Executive's death or Disability, or in the event Executive terminates his employment for Good Reason (as defined below), in either case prior to a Change in Control (as defined below) Executive shall be entitled to and his sole remedies under this Agreement shall be:

         (i) Base Salary through the Termination Date, payable in a cash lump sum no later than 15 days following such date;

         (ii) the balance of any incentive awards earned as of December 31 of the prior year (but not yet paid), payable in a cash lump sum no later than 15 days following the Termination Date;

         (iii) the sum of Executive's (A) Base Salary, at the annualized rate in effect on the Termination Date (or, in the event a reduction in Base Salary is a basis for a Termination by Executive for Good Reason, then the Base Salary in effect immediately prior to such reduction), and (B) Executive's Actual Annual Incentive (if any), such sum divided by 12 ("MONTHLY CONTINUATION PAYMENTS") and which Monthly Continuation Payments are to be paid to Executive for a period of 18 months (the "SEVERANCE PERIOD");

         (iv) any outstanding stock options which are unvested shall vest and Executive shall have the right to exercise any vested stock options during the Severance Period or for the remainder of the exercise period;

         (v) continued participation in all medical, health and life insurance plans at the same benefit level at which he was participating on the date of the termination of his employment until the earlier of:

               A.   the end of the Severance Period; or

               B. the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis); provided that (1) if Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause (viii) of this Section 10(c), he shall receive cash payments equal on an after-tax basis to the cost to him of obtaining the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause (viii) of this Section 10(c), (2) such cost shall be deemed to be the lowest reasonable cost that would be incurred by Executive in obtaining such benefit himself on an individual basis, and
                    (3) payment of such amounts shall be made quarterly in advance; and


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         (vi)  other or additional benefits then due or earned in accordance with applicable plans and programs of Emisphere.

Notwithstanding the foregoing, the Monthly Continuation Payments shall be subject to delay to the extent necessary for the avoidance of adverse tax consequences to Executive under Section 409A of the Code ("SECTION 409A"); provided, however, that if the Monthly Continuation Payments commence more than 30 days following the Termination Date, the first such payment shall equal the sum of all Monthly Continuation Payments that would have been made from the Termination Date to the date of such first payment were it not for the restriction contained in this sentence.

"TERMINATION WITHOUT CAUSE" shall mean Emisphere terminates Executive's employment for any reason other than Cause (as defined in Section 10(b)) or due to Executive's death or Disability.

"TERMINATION BY EXECUTIVE FOR GOOD REASON" shall mean Executive's termination of his employment as provided in this Section 10(c) following the occurrence, without Executive's written consent, of one or more of the following events (except as a result of a prior termination):

               A. a material diminution or change, adverse to Executive, in Executive's positions, titles, or offices as set forth in
                    Section 3(a), status, rank, nature of responsibilities, or authority within Emisphere, or a removal of Executive from or any failure to elect or re-elect or, as the case may be, nominate Executive to any such positions or offices, including as a member of the Board after delivery of written notice to the Board by Executive and 10 business days to cure;

               B. an assignment of any duties to Executive which are inconsistent with his status as Chairman or CEO of Emisphere and other positions held under Section 3(a) or any adverse change in Executive's reporting relationships that is not cured within 10 business days of Emisphere's receipt of written notice from Executive;

               C. any decrease in Executive's annual Base Salary (or any failure to review Executive's Base Salary on an annual basis as provided for in Section 4) or annual incentive opportunity (if any) that is not cured within 10 business days of Emisphere's receipt of written notice from Executive, excluding any such decrease that is applied with a uniform percentage (but not in excess of ten percent) to all named executive officers;

               D. any other failure by Emisphere to perform any material obligation under, or breach by Emisphere of any material provision of, this Agreement that is not cured within 10 business days of Emisphere's receipt of written notice from Executive;


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               E.   a relocation of Executive's employment to a location outside a 30-mile radius of Emisphere's corporate offices in Tarrytown, New York; or

               F. any failure to secure the agreement of any successor corporation or other entity to Emisphere to fully assume Emisphere's obligations under this Agreement.

               Notwithstanding anything to the contrary contained herein, the following occurrences shall not provide a basis for a Termination by Executive for Good Reason: (x) the assumption by another individual of the position of Chairman with customary duties and responsibilities, so long as the new Chairman is not a director of Emisphere on the Effective Date, or an employee of Emisphere, and (y) the hiring of an individual to serve as Chief Operating Officer (or similar title) of Emisphere with customary duties and responsibilities.

A "CHANGE IN CONTROL" shall be deemed to have occurred if:

         (i) any Person (other than Emisphere, any trustee or other fiduciary holding securities under any employee benefit plan of Emisphere, or any company owned, directly or indirectly, by Emisphere's stockholders immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of Emisphere's common stock) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Emisphere or any Significant Subsidiary (as defined below), representing 30% or more of the combined voting power of Emisphere's or such subsidiary's then outstanding securities;

         (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with Emisphere to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by Emisphere's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on


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               behalf of an individual, corporation, partnership, group,
               associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

         (iii) the consummation of a merger or consolidation of Emisphere or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of Emisphere (a "SIGNIFICANT SUBSIDIARY") with any other entity, other than a merger or consolidation which would result in the voting securities of Emisphere or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

         (iv) the stockholders of Emisphere approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of Emisphere (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of Emisphere in substantially the same proportions as their ownership of the common stock of Emisphere immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom.

For purposes of this definition of Change in Control:

               A. The term "BENEFICIAL OWNER" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act (including any successor to such Rule).

               B. The term "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

               C. The term "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "GROUP" as defined in Section 13(d) thereof.

     (d) VOLUNTARY TERMINATION; TERMINATION FOLLOWING ELECTION BY EMISPHERE TO TERMINATE THE AGREEMENT AT THE END OF THE TERM. In the event of a termination of employment by Executive on his own initiative after delivery of 10 business days advance written notice (other than a termination due to death or Disability, or by Executive for Good Reason), or a termination of Executive's employment as a result of Emisphere's election to terminate this Agreement at the end of the Term as provided in Section 2, Executive shall have the same entitlements as provided in Section 10(b)(iii) above for a termination for Cause. Notwithstanding any implication to the contrary, Executive shall not have the right to terminate his employment with Emisphere during the Term except for Good Reason, and any other voluntary termination of employment by Executive during the Term shall be considered a material breach of this Agreement by Executive.

     (e) TERMINATION WITHOUT CAUSE FOLLOWING A CHANGE IN CONTROL; TERMINATION BY EXECUTIVE FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL. In the event Executive's employment with Emisphere is terminated by Emisphere without Cause (which termination shall be effective as of the date specified by Emisphere in a written notice to Executive), other than due to Executive's death or Disability, or by Executive for Good Reason, in either case within two (2) years following a Change in Control, Executive shall be entitled to and his sole remedies under this Agreement shall be:

         (i) Base Salary through the Termination Date payable in a cash lump sum no later than 15 days following such date;

         (ii) an amount equal to 2 times the sum of (A) Executive's Base Salary, at the annualized rate in effect on the Termination Date (or, in the event a reduction in Base Salary is a basis for a Termination by Executive for Good Reason, then the Base Salary in effect immediately prior to such reduction), and (B) Executive's Actual Annual Incentive (if any);

         (iii) the balance of any incentive awards earned as of December 31 of the prior year (but not yet paid), payable in a lump sum no later than 15 days following the Termination Date;

         (iv) immediate vesting of all outstanding stock options and the right to exercise such stock options during the Severance Period or for the remainder of the exercise period; and

         (v) continued participation in all medical, health and life insurance plans at the same benefit level at which he was participating on the date of termination of his employment until the earlier of:

               A.   the end of the Severance Period; or

               B. the date, or dates, Executive receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis); provided that (1) if Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this clause (ix) of this Section 10(e), he shall receive cash payments equal on an after-tax basis to the cost to him of obtaining the benefits provided under the plan or program in which he is unable to participate for the period specified in this clause (ix) of this Section 10(e),
                    (2) such cost shall be deemed to be the lowest reasonable cost that would be incurred by Executive in obtaining such benefit himself on an individual basis, and (3) payment of such amounts shall be made quarterly in advance; and (x) other or additional benefits then due or earned in accordance with applicable plans and programs of Emisphere.

For purposes of any termination pursuant to this Section 10(e), the term "SEVERANCE PERIOD" shall mean the period of 24 months following the Termination Date.

     (f) NO MITIGATION; NO OFFSET. In the event of any termination of employment, Executive shall be under no obligation to seek other employment; amounts due Executive under this Agreement shall not be offset by any remuneration attributable to any subsequent employment that he may obtain or for any other reason.

     (g) NATURE OF PAYMENTS. Any amounts due under this Section 10 are in the nature of severance payments considered to be reasonable by Emisphere and are not in the nature of a penalty.

     (h) EXCLUSIVITY OF SEVERANCE PAYMENTS. Upon termination of Executive's employment during the Term, he shall not be entitled to any severance payments or severance benefits from Emisphere or any payments by Emisphere on account of any claim by him of wrongful termination, including claims under any federal, state or local human and civil rights or labor laws, other than the payments and benefits provided in this Section 10.

     (i) RELEASE OF EMPLOYMENT CLAIMS. Executive agrees, as a condition to receipt of the termination payments and benefits provided for in this Section 10, that he will execute a release agreement, in a form reasonably satisfactory to Emisphere, releasing any and all claims arising out of Executive's employment (other than enforcement of this Agreement, Executive's rights under any of Emisphere's incentive compensation and employee benefit plans and programs to which he is entitled under this Agreement, and any claim for any tort for personal injury not arising out of or related to his termination of employment).

11. CONFIDENTIALITY; COOPERATION WITH REGARD TO LITIGATION; NON-DISPARAGEMENT.

     (a) During the Term and thereafter, Executive shall not, without Emisphere's prior written consent, disclose to anyone (except in good faith in the ordinary course of business to a person who will be advised by Executive to keep such information confidential) or make use of any Confidential Information except in the performance of his duties hereunder or when required to do so by legal process, by any governmental agency having supervisory authority over the business of Emisphere or by any administrative or legislative body (including a committee thereof) that requires him to divulge, disclose or make accessible such information. In the event that Executive is so ordered, he shall give prompt written notice to Emisphere to allow Emisphere the opportunity to object to or otherwise resist such order.

     (b) During the Term and thereafter, Executive shall not disclose the existence or contents of this Agreement beyond what is disclosed in the proxy statement or documents filed with the government unless and to the extent such disclosure is required by law, by a governmental agency, or in a document required by law to be filed with a governmental agency or in connection with enforcement of his rights under this Agreement. In the event that disclosure is so required, Executive shall give prompt written notice to Emisphere to allow

Emisphere the opportunity to object to or otherwise resist such requirement. This restriction shall not apply to such disclosure by him to members of his immediate family, his tax, legal or financial advisors, any lender, or tax authorities, or to potential future employers to the extent necessary, each of whom shall be advised not to disclose such information.

     (c) "CONFIDENTIAL INFORMATION" shall mean all information concerning the business of Emisphere or any Subsidiary relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. Excluded from the definition of Confidential Information is information (i) that is or becomes part of the public domain, other than through the breach of this Agreement by Executive or (ii) regarding Emisphere's business or industry properly acquired by Executive in the course of his career as an executive in Emisphere's industry and independent of Executive's employment by Emisphere. For this purpose, information known or available generally within the trade or industry of Emisphere or any Subsidiary shall be deemed to be known or available to the public.

     (d) "SUBSIDIARY" shall mean any corporation controlled directly or indirectly by Emisphere.

     (e) Executive agrees to cooperate with Emisphere, during the Term and thereafter, by making himself reasonably available to testify on behalf of Emisphere or any Subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist Emisphere, or any Subsidiary, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to Emisphere, or any Subsidiary as reasonably requested; provided however, that the same does not materially interfere with his then current professional activities. Emisphere agrees to reimburse Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

     (f) Executive agrees that, during the Term and thereafter he will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage Emisphere or any Subsidiary or their respective officers, directors, employees, advisors, businesses or reputations. Emisphere agrees that, during the Term and thereafter Emisphere will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may directly or indirectly, disparage Executive or his business or reputation. Notwithstanding the foregoing, nothing in this Agreement shall preclude either Executive or Emisphere from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

12. NON-COMPETITION. During the period beginning with the Effective Date and ending 24 months following the Termination Date, Executive shall not engage in Competition with Emisphere or any Subsidiary. "COMPETITION" shall mean engaging in any activity, except as provided below, for a Competitor of Emisphere or any Subsidiary, whether as an employee, consultant, principal, agent, officer, director, partner, shareholder (except as a less than one percent shareholder of a publicly traded company) or otherwise. A "COMPETITOR" shall mean any corporation or other entity which competes directly or indirectly with the business conducted by Emisphere, as determined on the date of termination of Executive's employment. If Executive commences employment or becomes a consultant, principal, agent, officer, director, partner, or shareholder of any entity that is not a Competitor at the time Executive initially becomes employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity, future activities of such entity shall not result in a violation of this provision unless (x) such activities were contemplated by Executive or the entity to which he is providing services at the time Executive initially became employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity or (y) Executive commences directly or indirectly overseeing or managing the activities of an entity which becomes a Competitor during the Restriction Period.

13. NON-SOLICITATION/ NON-INTERFERENCE. During the period beginning with the Effective Date and ending 24 months following the Termination Date, Executive shall not induce employees of Emisphere or any Subsidiary to terminate their employment, nor shall Executive solicit or encourage any of Emisphere's or any Subsidiary's non-retail customers, or any corporation or other entity in a joint venture relationship (directly or indirectly) with Emisphere or any Subsidiary, to terminate or diminish their relationship with Emisphere or any Subsidiary or to violate any agreement with any of them. During such period, Executive shall not hire, either directly or through any employee, agent or representative, any employee of Emisphere or any Subsidiary or any person who was employed by Emisphere or any Subsidiary within 180 days of such hiring.

14. REMEDIES. If Executive breaches any of the provisions contained in Sections 11, 12 or 13 above (which Sections, for purposes of clarity, are subject to Section 23), Emisphere (a) subject to Section 15, shall have the right to terminate immediately all payments and benefits due under this Agreement and (b) shall have the right to seek injunctive relief. Executive acknowledges that such a breach of Sections 11, 12 or 13 would cause irreparable injury and that money damages would not provide an adequate remedy for Emisphere; provided however, the foregoing shall not prevent Executive from contesting the issuance of any such injunction on the ground that no violation or threatened violation of
Section 11, 12 or 13 has occurred.

15. RESOLUTION OF DISPUTES.

     (a) Any controversy or claim arising out of or relating to this Agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof arising under or in connection with this Agreement, other than seeking injunctive relief under Section 14, shall be resolved by binding arbitration, to be held at an office closest to Emisphere's principal offices in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Pending the resolution of any arbitration or court proceeding, Emisphere shall continue payment of all amounts and benefits due Executive under this Agreement. All costs and expenses of any arbitration or court proceeding (including fees and disbursements of counsel) shall be borne by the respective party incurring such costs and expenses, but Emisphere shall reimburse Executive for such reasonable costs and expenses in the event he substantially prevails in such arbitration or court proceeding.

     (b) Notwithstanding the foregoing, following a Change in Control all reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive pursuant to this Section 15 shall be paid on behalf of or reimbursed to Executive promptly by Emisphere; provided however, that no reimbursement shall be made of such expenses if and to the extent the arbitrator(s) determine(s) that any of Executive's litigation assertions or defenses were in bad faith or frivolous.

16.  INDEMNIFICATION.

     (a) EMISPHERE INDEMNITY. Emisphere agrees that if Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he is or was a director, officer or employee of Emisphere or any Subsidiary or is or was serving at the request of Emisphere or any Subsidiary as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, Executive shall be indemnified and held harmless by Emisphere to the fullest extent legally permitted or authorized by Emisphere's certificate of incorporation or bylaws or resolutions of the Board against all cost, expense, liability and loss (including without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if he has ceased to be a director, member, officer, employee or agent of Emisphere or other entity and shall inure to the benefit of Executive's heirs, executors and administrators. Emisphere shall advance to Executive all reasonable costs and expenses to be incurred by him in connection with a Proceeding within 20 days after receipt by Emisphere of a written request for such advance. Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. The provisions of this Section 16(a) shall not be deemed exclusive of any other rights of indemnification to which Executive may be entitled or which may be granted to him, and it shall be in addition to any rights of indemnification to which he may be entitled under any policy of insurance.

     (b) NO PRESUMPTION REGARDING STANDARD OF CONDUCT. Neither the failure of Emisphere (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Executive under Section 16(a) above that indemnification of Executive is proper because he has met the applicable standard of conduct, nor a determination by Emisphere (including its Board, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct.

     (c) LIABILITY INSURANCE. Emisphere agrees to continue and maintain a directors and officers' liability insurance policy covering Executive to the extent Emisphere provides such coverage for its other executive officers.

17.  EXCISE TAX GROSS-UP.

If Executive becomes entitled to one or more payments (with a "PAYMENT" including, without limitation, the vesting of an option or other non-cash benefit or property), whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Emisphere or any affiliated company (the "TOTAL PAYMENTS"), which are or become subject to the tax imposed by
Section 4999 of the Code (or any similar tax that may hereafter be imposed) (the "EXCISE TAX"), Emisphere shall pay to Executive at the time specified below an additional amount (the "GROSS-UP PAYMENT") (including, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax) such that the net amount retained by Executive, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state, and local income or employment tax and Excise Tax on the Gross-up Payment provided for by this Section 17, but before reduction for any federal, state, or local income or employment tax on the Total Payments, shall be equal to the sum of the Total Payments and an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes due to the inclusion of the Gross-up Payment in Executive's adjusted gross income multiplied by the highest applicable marginal rate of federal, state or local income taxation, respectively, for the calendar year in which the Gross-up Payment is made.

     (a) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax:

         (i) The Total Payments shall be treated as "PARACHUTE PAYMENTS" within the meaning of Section 280G(b)(2) of the Code, and all "EXCESS PARACHUTE PAYMENTS" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent compensation consultants, counsel or auditors of nationally recognized standing ("INDEPENDENT ADVISORS") selected by Emisphere and reasonably acceptable to Executive, the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax;

         (ii) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the total amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above); and

         (iii) The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     (b) For purposes of determining the amount of the Gross-up Payment, Executive shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of Executive's adjusted gross income); and (C) to have otherwise allowable deductions for federal, state and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in Executive's adjusted gross income. In the event that the Excise Tax is subsequently determined by the Independent Advisors to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Executive shall repay to Emisphere, at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to Executive or otherwise realized as a benefit by Executive), the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined by the Independent Advisors or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), Emisphere shall make an additional Gross-up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

     (c) The Gross-up Payment provided for above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, Emisphere shall pay to Executive on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by Emisphere to Executive, payable on the fifth day after demand by Emisphere (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). If more than one Gross-up Payment is made, the amount of each Gross-up Payment shall be computed so as not to duplicate any prior Gross-up Payment. Emisphere shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, Emisphere may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); provided however, that Emisphere's control over any such proceedings shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder, and Executive shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. Executive shall cooperate with Emisphere in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-up Payment hereunder.

18. EFFECT OF AGREEMENT ON OTHER BENEFITS. Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict Executive's participation in any other employee benefit or other plans or programs in which he currently participates.

19. ASSIGNABILITY; BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of Executive) and permitted assigns. No rights or obligations of Emisphere under this Agreement may be assigned or transferred by Emisphere except that such rights or obligations may be assigned or transferred in connection with the sale or transfer of all or substantially all of Emisphere's assets; provided that, the assignee or transferee is the successor to all or substantially all of Emisphere's assets and such assignee or transferee assumes Emisphere's liabilities, obligations and duties as contained in this Agreement, either contractually or as a matter of law. Emisphere further agrees that, in the event of a sale or transfer of assets as described in the preceding sentence, it shall take whatever action it legally can to cause such assignee or transferee to expressly assume Emisphere's liabilities, obligations and duties hereunder. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 25 below.

20. REPRESENTATION. Emisphere represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

21. ENTIRE AGREEMENT. This Agreement (and any option grant agreements) contains the entire understanding and agreement between the Parties concerning the subject matter contained herein and, as of the Effective Date, with respect thereto supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto, (including, without limitation, the Prior Agreement, which is being amended and restated as set forth herein) other than the promissory note entered into between Executive and Emisphere, dated July 31, 2000 (the "PROMISSORY NOTE"). Subject to Executive providing Emisphere, by delivery to the Chairman of the Audit Committee of the Board (the "AUDIT COMMITTEE"), a personal net worth financial statement certified by Executive as complete and accurate effective as of December 31, 2004, or such later date prior to July 31, 2005, as mutually agreed to between Emisphere and Executive (the "FINANCIAL STATEMENT"), Executive and Emisphere hereby agree to cooperate in good faith and use commercially reasonable best efforts promptly following the Effective Date to provide for Executive's: (i) prompt payment of all accrued but unpaid interest due under the Promissory Note; (ii) timely payment of future monthly interest due under the Promissory Note; and (iii) timely repayment in full of the outstanding principal under the Promissory Note by July 31, 2005, in each case, provided the parties determine, based on the advice of their respective counsel, that such payment complies with applicable law, and, provided, further that Executive shall not have any claim whatsoever against Emisphere (or its affiliates), or its or their officers, directors, employees, agents or any other person if the parties do not agree to the method of such payment. At the Audit Committee Chairman's request prior to July 31, 2005, Executive shall deliver to him a written statement that there have been no material changes to the Financial Statement since December 31, 2004 or such applicable later date. The Audit Committee shall not disclose the content of the Financial Statement other than to the Board and its and their advisors (who shall be bound by the confidentiality restrictions provided in this section) or unless Emisphere is required to disclose the Financial Statement by legal process, by any governmental agency or by any administrative or legislative body (including a committee thereof). If the Audit Committee or the Board (or its and their advisors) are required to disclose the Financial Statement as described in the prior sentence, such party shall give prompt written notice to Executive to allow Executive the opportunity to object or otherwise resist such order. For the avoidance of doubt, nothing herein shall be construed to relieve Executive's obligations under the Promissory Note, or to be an extension or modification of the Promissory Note.

22. AMENDMENT OR WAIVER. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by Executive and an authorized officer of Emisphere. Except as set forth herein, no delay or omission to exercise any right, power or remedy accruing to any Party shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of Emisphere, as the case may be.

23. SEVERABILITY. In the event that any provision or portion of this Agreement, including, without limitation, Section 11, 12 or 13, shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

24. SURVIVORSHIP. The respective rights and obligations of the Parties hereunder shall survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

25. BENEFICIARIES/REFERENCES. Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving Emisphere written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

26. GOVERNING LAW/JURISDICTION. This Agreement shall be governed by and construed and interpreted in accordance with the laws of New York without reference to principles of conflict of laws. Subject to Section 15, Emisphere and Executive hereby consent to the jurisdiction of any or all of the following courts for purposes of resolving any dispute under this Agreement: (i) the United States District Court for New York, or (ii) any of the courts of the State of New York. Emisphere and Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. Emisphere and Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it or he may now or hereafter have to such jurisdiction and any defense of inconvenient forum.


27. NOTICES. Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to Emisphere:

EMISPHERE TECHNOLOGIES, INC.
765 Old Saw Mill Road
Tarrytown, NY 10591
Attention: Chief Financial Officer

with copies to (such copies not constituting notice):

EMISPHERE TECHNOLOGIES, INC.
765 Old Saw Mill Road
Tarrytown, NY 10591
Attention: Chairman of the Governance and Nominating Committee of the Board

PROSKAUER ROSE LLP
1585 Broadway
New York, NY 10036
Attention: Arnold S. Jacobs, Esq.

If to Executive:

Dr. Michael M. Goldberg
207 Booth Avenue
Englewood, NJ 07631

with a copy to (such copy not constituting notice):

MORRISON COHEN LLP
909 Third Avenue, 27th Floor
New York, NY 10022
Attention: Charles Modlin, Esq.


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


28. HEADINGS. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

29. SECTION 409A. The intent of the parties is that this Agreement will be in full compliance with Section 409A, and in the event that any provision of this Agreement is determined to be inconsistent with the requirements of Section 409A, such provision shall be automatically adjusted (including, without limitation, by delay of payments otherwise due) to the extent necessary to comply therewith in a manner that maintains the original intent of the parties to the maximum extent possible.

30.  COUNTERPARTS. This Agreement may be executed in two or more counterparts.

                            [SIGNATURE PAGE FOLLOWS]


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


IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                    EMISPHERE TECHNOLOGIES, INC.

                                    /s/ Elliot Maza
                                    ---------------

                                    By:     Elliot Maza
                                    Title:  Chief Financial Officer

                                    EXECUTIVE

                                    /s/ Michael M. Goldberg, M.D.
                                    ------------------------------
                                    Michael M. Goldberg, M.D.


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